EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-224463; File No. 333-262696) and Forms F-3 (File No. 333-254036; File No. 333-254397) of our report dated January 29, 2024, relating to the consolidated financial statements of Farmmi Inc. included in its annual report (Form 20-F) for the years ended September 30, 2023, 2022 and 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ YCM CPA, Inc.

PCAOB ID 6781

Irvine, California

January 29, 2024